EXECUTION VERSION
PLACEMENT AGENCY AGREEMENT

January 18, 2024
Phunware, Inc.
1002 West Avenue,
Austin, TX 78701
Attn: Troy Reisner, Chief Financial Officer
Dear Mr. Reisner:
This letter agreement (this “Agreement”) constitutes the agreement between Roth Capital Partners, LLC (the “Placement Agent”) and Phunware, Inc., a Delaware corporation (the “Company”), that the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of (i) shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants” and together with the Shares, the “Securities”). The Securities actually placed by the Placement Agent are referred to herein as the “Placement Agent Securities”. The Placement Agent Securities shall be offered and sold under the Company’s Registration Statement on Form S-3, as amended (File No. 333-262461), which was declared effective by the Securities and Exchange Commission (the “Commission”) on February 9, 2022. The terms of the Placement shall be mutually agreed upon by the Company and the purchasers of the Securities (the “Purchasers”), and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or the Purchasers, or an obligation for the Company to issue any Securities or complete the Placement. The Company expressly acknowledges and agrees that the Placement Agent’s obligations to conduct the Placement of Placement Agent Securities hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. Certain affiliates of the Placement Agent may participate in the Placement by purchasing some of the Placement Agent Securities. The sale of Placement Agent Securities to the Purchasers will be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and the Purchasers, in a form reasonably acceptable to the Company and the Purchasers. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the execution of any Purchase Agreement, officers of the Company will be available to answer inquiries from the prospective Purchasers.
SECTION 1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.
A.    Representations of the Company. With respect to the Placement Agent Securities, each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, are hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants to the Placement Agent that there are no affiliations with any FINRA (as defined below) member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5.0%) or greater securityholder of the Company, except as set forth in the Purchase Agreement.
B.    Covenants of the Company. The Company covenants and agrees to continue to retain (i) a firm of independent PCAOB registered public accountants for a period of at least two (2) years after the Closing Date and (ii) a competent transfer agent with respect to the Common Stock for a period of two (2) years after the Closing Date. In addition, from the date hereof until forty-five (45) days after the Closing Date, neither the Company nor any Subsidiary shall without the consent of the Placement Agent issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, other than “Exempt Issuances” as defined in the Purchase Agreement or otherwise permitted under the Purchase Agreement.
SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENT; COVENANTS OF PLACEMENT AGENT. The Placement Agent represents and warrants to the Company that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Placement Agent Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants and agrees that it will use its reasonable best efforts in good faith to conduct and complete the Placement of the Placement Agent Securities hereunder and in connection therewith will comply with the provisions of this Agreement and the requirements of applicable law.
SECTION 3.    COMPENSATION. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent and/or its respective designees a cash fee of 7.00% of the aggregate gross proceeds from the sale of the Placement Agent Securities by the Placement Agent pursuant to the Placement (the “Cash Fee”). The Cash Fee shall be paid on the Closing Date directly out of the gross proceeds raised in the Placement. The Company shall not be required to pay the Placement Agent any fees or expenses, except for the Cash Fee and the reimbursement of up to $60,000 in documented legal expenses of Placement Agent's outside legal counsel in connection with the Placement; provided, that this sentence in no way limits or impairs the indemnification or contribution provisions contained herein, and provided further that such fees are payable only if the sale of Placement Agent Securities pursuant to the Purchase Agreement is consummated. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.
SECTION 4.    INDEMNIFICATION.
A.    To the extent permitted by law, with respect to the Placement Agent Securities, the Company will indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (collectively the “Indemnified Persons”) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), (a) relating to or arising out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Persons in connection with the Company’s engagement of the Placement Agent, or (b) relating to or arising out of the Placement Agent’s activities on the Company’s behalf under the Placement Agent’s engagement hereunder or its provision of services pursuant to this Agreement, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from the Placement Agent’s fraud, willful misconduct, gross negligence in performing the services described herein. In no event shall the Company or any Indemnified Person be responsible for any special, indirect or consequential damages incurred by the other.
B.    Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will promptly notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure causes actual material harm to the Company or materially prejudices the Company's ability to defend against such claim or action or proceeding or otherwise results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one (1) such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld. The Company shall not be liable for any settlement of any action effected without its prior written consent, which will not be unreasonably withheld.
C.    The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.
D.    If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this Agreement.
E.    These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

SECTION 5.    ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will commence on the date hereof and continue until the Closing Date. The date of termination of this Agreement is referred to herein as the “Termination Date.” In the event, however, in the course of the Placement Agent’s performance of due diligence with respect to the Company it deems it necessary to terminate the engagement hereunder, the Placement Agent may do so prior to the Termination Date. The Company may elect to terminate the engagement hereunder for any reason prior to the Termination Date but will remain responsible for fees and expenses pursuant to Section 3 hereof and any fees and expenses owed pursuant to the Purchase Agreement or this Agreement. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees or expenses actually earned pursuant to Section 3 hereof and the Purchase Agreement and the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, all fees or expenses due and payable to the Placement Agent hereunder on the Termination Date shall be paid by the Company to the Placement Agent promptly after the Termination Date (in the event such fees or expenses are earned or owed as of the Termination Date). The Placement Agent agrees not to use or disclose any confidential information of or concerning the Company provided to the Placement Agent by the Company or its attorneys, accountants or other agents for any purposes other than those contemplated under this Agreement.
SECTION 6.    PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.
SECTION 7.    NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.
SECTION 8.    CLOSING. The obligations of the Placement Agent, and the Placement of the Placement Agent Securities hereunder, are subject to the accuracy, when made and on the Closing Date of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder and in the Purchase Agreement required to be performed by the Company at or prior to the Closing Date, and to each of the following additional conditions being met, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:
A.    All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Purchase Agreement, the Placement Agent Securities, the Pre-Funded Warrants, the Registration Statement, Prospectus, Prospectus Supplement or any amendment or supplement thereto and other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Agent Securities shall be reasonably satisfactory in all material respects to the Placement Agent.
B.    The Placement Agent shall have received from Company Counsel such counsel’s written opinion and negative assurance letter with respect to the Placement Agent

Securities and related matters, addressed to the Placement Agent and the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.
C.    The Placement Agent shall have received executed Lock-Up Agreements from the Company’s executive officers and directors.
D.    The Placement Agent shall have received a certificate of the Company’s Chief Executive Officer, dated as of the Closing Date, to the effect that, as of the date of this Agreement and as of the Closing Date, the representations and warranties of the Company contained herein and in the Purchase Agreement were and are accurate in all material respects (or, to the extent such representations or warranties are qualified by materiality or Material Adverse Effect, in all respects), except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the Closing Date, and that, as of the Closing Date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects, and a certificate of the Company’s secretary or other officer certifying (i) that each of the Company’s charter documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Placement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. The Placement Agent shall also have received a certificate of the chief financial officer of the Company, dated as of the date of the Closing, in customary form as to such accounting or financial matters that are included or incorporated by reference in the Registration Statement, Prospectus and Prospectus Supplement that Marcum LLP is unable to provide assurances on in the letter contemplated by Section 8.E.
E.    The Placement Agent shall have received an executed FINRA questionnaire from each of the Company and the Company's executive officers and directors, and 10% or greater securityholders.
F.    On the Closing Date, the Placement Agent shall have received a “comfort” letter from Marcum LLP, addressed to the Placement Agent and in form and substance satisfactory in all respects to the Placement Agent and Placement Agent’s counsel.
G.    The Common Stock and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants shall be listed and admitted and authorized for trading on the Trading Market or other applicable U.S. national exchange and satisfactory evidence of such action shall have been provided to the Placement Agent. The Company shall have taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.
H.    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Placement Agent Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would, as of the Closing Date, prevent the issuance or sale of the Placement Agent Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

I.    The Company shall have entered into a Purchase Agreement with each of the Purchasers of the Placement Agent Securities and such agreement shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and such Purchasers.
J.    FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any necessary filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Placement and pay all filing fees required in connection therewith.
If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.
SECTION 9.    GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to its conflict of laws principles. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
SECTION 10.    ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Placement Agent Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.
SECTION 11.    NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.
SECTION 12.    PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.
SECTION 13.    PAYMENTS. All payments made or deemed to be made by the Company to the Placement Agent, its affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Payee”), if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income or similar taxes) imposed or levied by or on behalf of the United States or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Payee of the amounts that would otherwise have been receivable in respect thereof. For the avoidance of doubt, all sums payable, paid or deemed payable under this Agreement shall be considered exclusive of value added tax, sales tax or other similar taxes which shall be borne by, paid, collected and remitted by the Company in accordance with applicable law.
SECTION 14.    TAIL FINANCING. If the Placement of the Placement Agent Securities does not occur on or prior to the Termination Date, the Placement Agent shall be entitled to compensation in the form of the cash fees calculated in the manner described in Section 3 hereto with respect to any direct private or public offering and sale of the Company's common stock or other form of equity-linked securities (each, a "Tail Financing") for a period of six months from the Closing Date, which common stock or equity-linked securities are purchased by an investor whom the Placement Agent introduced to the Company and conducted discussions with respect to the Placement on behalf of the Company during the term of this Agreement. Notwithstanding anything herein to the contrary, the right to receive a Tail Financing fee shall be subject to FINRA Rule 5110(g), and the Company shall have a right of termination for cause in connection with this Agreement. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the payment of any termination fee or provision of any tail financing fee, including the Tail Financing set forth above.
SECTION 15.    RIGHT OF FIRST REFUSAL. For the period commencing on the date hereof and ending six months after the expiration of this Agreement, the Company hereby grants the Placement Agent (or any affiliate designated by the Placement Agent) the right to provide investment banking services to the Company on an exclusive basis in all matters involving the

Company’s equity securities or other instruments that may at any time be convertible into, exchangeable for, or otherwise entitle the holder thereof to receive, directly or indirectly, equity securities of the Company, for which investment banking services are sought by the Company (the “Right of First Refusal”). For these purposes, investment banking services shall include, without limitation, (i) acting as lead, book-running manager for any underwritten public offering; and (ii) acting as exclusive placement agent or financial advisor in connection with any private offering of securities of the Company; provided that such Right of First Refusal shall not apply to any services provided pursuant to that certain At Market Issuance Sales Agreement by and between the Company and H.C. Wainwright & Co., LLC dated, January 31, 2022, that certain common stock purchase agreement by and between the Company and Lincoln Park Capital Fund, LLC, dated August 22, 2023, or private placements or exchanges constituting exempt transactions solely to investors in the Company (including Streeterville Capital, LLC) prior to this Agreement; provided, further, that the Right of First Refusal shall not apply to any (x) acquisition of any assets or equity of a third party by the Company, (y) sale of any assets or equity of the Company (other than for the sole purpose of capital raising), or (z) other strategic transaction of the Company (other than for the primary purpose of capital raising). The Placement Agent shall notify the Company of its intention to exercise the Right of First Refusal within five (5) business days following receipt of a written notice by the Company to the Placement Agent that it is considering seeking investment banking services for any of the above transactions covered by the Right of First Refusal. Any decision by the Placement Agent to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for providing such services for transactions of similar size and nature, as may be mutually agreed upon by the Company and the Placement Agent, and indemnification of the Placement Agent and its affiliates and shall be subject to general market conditions. If the Placement Agent declines to exercise the Right of First Refusal with respect to any such covered transaction (which it may do in its sole and absolute discretion), the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not materially more favorable to such other person or persons than the terms declined by the Placement Agent. Notwithstanding the foregoing, in accordance with FINRA Rule 5110(g)(6)(a), in no event will the Right of First Refusal have a duration of more than three (3) years from the commencement of sales in the Placement. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(5)(B), including that (i) the Right of First Refusal may be terminated by the Company for “cause”, which shall include the material failure by the Placement Agent to complete a Placement of Placement Agent Securities or provide any other services contemplated by this Agreement, and (ii) the Company’s exercise of its right of “termination for cause” eliminates any obligations with respect to the payment of any termination fee or provision of any right of first refusal.
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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

ROTH CAPITAL PARTNERS, LLC By: /s/ Albert R. Longfield Name: Albert R. Longfield Title: Managing Director

Address for notice: 888 San Clemente Drive, Suite 400 Newport Beach, CA 92660 Attn: Blair Friedensohn Email: bFriedensohn@roth.com
Accepted and Agreed to as of
the date first written above:

PHUNWARE, INC. By: /s/ Troy Reisner Name: Troy Reisner Title: Chief Financial Officer Address for notice: 1002 West Avenue Austin, TX 78701 Email: treisner@phunware.com

Signature Page to Placement Agency Agreement